Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 6, 2023 (except Note 2, as to which the date is April 1, 2024) with respect to the consolidated financial statements of Pinstripes, Inc., included in the Amendment No. 2 to the Registration Statement (Form S-1/A No. 333-276660) and related Prospectus of Pinstripes Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois
April 1, 2024